Exhibit 10.1

TRANSITION SERVICES AGREEMENT

(H&S TO BEAM)

This TRANSITION SERVICES AGREEMENT, dated as of [                ], 2011 (this “Agreement”), is by and between Fortune Brands, Inc., a Delaware corporation (“Fortune Brands” or “Beam”), and Fortune Brands Home & Security, Inc., a Delaware corporation (“H&S”).

W I T N E S S E T H

WHEREAS, subject to the terms and conditions of that certain Separation and Distribution Agreement, dated as of [                ], 2011 (the “Separation and Distribution Agreement”), by and between Fortune Brands and H&S, Fortune Brands has agreed to distribute to holders of shares of Fortune Brands common stock, par value $3.125 per share, all of the outstanding shares of H&S common stock, par value $0.01 per share, owned by Fortune Brands as of the Distribution Date (as defined in the Separation and Distribution Agreement);

WHEREAS, the Separation and Distribution Agreement contemplates that Fortune Brands will change its name to “Beam Inc.” following such distribution; and

WHEREAS, following such distribution, Beam desires to receive, and H&S is willing to provide, or cause to be provided, for a limited period of time, certain transition services in connection with Beam’s operation of its business after the Distribution Date, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Separation and Distribution Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Beam Parties” means Beam and its Subsidiaries (including those formed or acquired after the date hereof), other than the H&S Parties;

(b) “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York City; and

(c) “H&S Parties” means H&S, the H&S Subsidiaries, the Transferred Subsidiaries and any other Subsidiary of H&S (including those formed or acquired after the date hereof).

SECTION 1.2 Interpretation. The headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement. In this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed to be references to this Agreement as a whole and not to any particular Section or other provision hereof. Unless the context clearly indicates otherwise, (a) words used in the singular include the plural and words used in the plural include the singular; (b) reference to any Section or Schedule means such Section of, or such Schedule to, this Agreement, as the case may be; and (c) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

SERVICES

SECTION 2.1 Provision of Services.

(a) Subject to the terms and conditions of this Agreement, H&S shall provide, or cause to be provided, to the Beam Parties, solely for the benefit of the Fortune Brands Business in the ordinary course of business, the services described on Schedule A (the “Services”), the terms of which are incorporated herein by reference. No Beam Party shall resell, subcontract, license, sublicense or otherwise transfer any of the Services to any Person whatsoever or permit use of any of the Services by any Person other than by the Beam Parties directly in connection with the conduct of the Fortune Brands Business in the ordinary course of business. H&S shall exercise reasonable care to ensure that the manner in which it performs or provides the Services does not have any adverse effect on the name, trading image, goodwill or business of any Beam Party.

SECTION 2.2 Additional Services. If, following the Distribution Date, it shall come to the notice of Beam that any service or facility provided by any H&S Party prior to the Distribution Date to or for any Beam Party and not covered hereby is not being performed or made available after the Distribution Date and Beam considers that the relevant service or facility is necessary or desirable for the effective operation of its business, it may notify H&S giving full details of the relevant service or facility, and H&S and Beam shall cooperate and negotiate in good faith to the extent reasonably practicable with a view to such service or facility being provided on reasonable commercial terms.

SECTION 2.3 Standard of Performance; Priority.

(a) H&S shall use commercially reasonable efforts to provide, or cause to be provided, to the Beam Parties, each Service in a manner generally consistent with the manner and level of care with which such Service was provided to the Beam Parties immediately prior to the Distribution Date (or, with respect to any Service not provided by any H&S Party to any Beam Party prior to the Distribution Date, generally consistent with the manner and level of care with which such Service is performed by any H&S Party on behalf of any other H&S Party), unless otherwise specified in this Agreement or Schedule A. Notwithstanding the foregoing, H&S shall have no obligation hereunder to provide to any Beam Party (i) any improvements, upgrades, updates, substitutions, modifications or enhancements to any of the Services unless otherwise specified on Schedule A or (ii) any Service to the extent that the need for such Service arises, directly or indirectly, from the acquisition by any Beam Party, outside the ordinary course of business, of any assets of, or any equity interest in, any Person.

(b) H&S shall use commercially reasonable efforts not to establish priorities in favor of the H&S Parties, on the one hand, and to the detriment of the Beam Parties, on the other hand, as to the provision of any Service solely based on the fact that the Beam Parties are no longer affiliated with H&S, and H&S shall use commercially reasonable efforts to provide the Services, or cause the Services to be provided, within a time frame so as not to materially disrupt the Fortune Brands Business. Notwithstanding the foregoing, Beam acknowledges and agrees that one or more of the H&S Parties may be providing to other H&S Parties services similar to the Services provided hereunder, or services that involve the same resources as those used to provide the Services, and that H&S shall have the right to establish reasonable priorities as between the H&S Parties, on the one hand, and the Beam Parties, on the other hand, as to the provision of any Service if H&S determines that such priorities are necessary to avoid any adverse effect on any of the H&S Parties. If any such priorities are established, H&S shall advise Beam as soon as reasonably possible of any Services that will be delayed as a result of such prioritization and will use commercially reasonable efforts to minimize the duration and impact of such delays.

(c) Unless otherwise specifically set forth on Schedule A, the Beam Parties’ use of the Services shall be consistent with past practice.

(d) Notwithstanding anything to the contrary contained herein, in no event shall any Service include (i) any service that would be or otherwise becomes unlawful for H&S to provide or (ii) the exercise of business judgment or general management for any Beam Party.

SECTION 2.4 H&S Employees Performing Services. Notwithstanding anything to the contrary contained in Section 2.1 (but subject to the last sentence of this Section 2.4), H&S shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of its employees who perform the Services. H&S shall be responsible for paying such employees’ compensation and providing to such employees any benefits. With respect to each Service, H&S shall use commercially reasonable efforts to have qualified individuals participate in the provision of such Service; provided, however, that (a) H&S shall not be obligated to have any individual participate in the provision of any Service if H&S determines that such participation would adversely affect any H&S Party and (b) no H&S Party shall be required to continue to employ any particular individual during the applicable Service Period.

SECTION 2.5 Compliance with Law. Each party hereto shall, and shall cause each of its Affiliates to, comply with all applicable laws, rules, ordinances and regulations of any governmental entity or regulatory agency governing the Services to be provided hereunder. Neither party hereto shall take, or permit any of its Affiliates to take, any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other party hereto or any of such other party’s Affiliates.

SECTION 2.6 Temporary Nature of Services. Beam acknowledges that the purpose of this Agreement is to enable it to receive the Services on an interim basis. Accordingly, at all times from and after the Distribution Date, Beam shall use commercially reasonable efforts to (a) make or obtain, or cause to be made or obtained, any filings, registrations, approvals, permits or licenses; (b) implement, or cause to be implemented, any systems; (c) purchase, or cause to be purchased, any equipment; and (d) take, or cause to be taken, any and all other actions, in each case necessary or advisable to enable Beam or an Affiliate thereof to provide the Services for the relevant Beam Parties as soon as reasonably practicable, and in any event prior to the expiration of the relevant Service Periods. For the avoidance of doubt, Beam acknowledges and agrees that H&S shall not be required to provide any Service for a period longer than the applicable Service Period.

ARTICLE III

FEES AND PAYMENTS

SECTION 3.1 Fees for the Services.

(a) As compensation for the Services, Beam agrees to pay H&S, in accordance with this Agreement, all amounts as set forth on Schedule A and in Section 3.1(b). Except as otherwise provided in this Agreement, the amount of any monthly service fee shall be prorated in the event that the corresponding Services were provided for only a portion of a given month.

(b) In addition to the compensation set forth on Schedule A, H&S shall be entitled to reimbursement for reasonable and customary out-of-pocket expenses incurred in connection with the performance of the Services pursuant to this Agreement.

SECTION 3.2 Invoices.

(a) H&S shall submit statements of account to Beam within ten (10) days after the end of each month with respect to all amounts payable by Beam to H&S hereunder (the “Invoiced Amount”), setting out the Services provided by reference to Schedule A and the amount billed to Beam as a result of providing such Services (together with, in arrears, any Commingled Invoice Statements (as defined below) and any other invoices for Services provided by third parties, in each case setting out the Services provided by the applicable third parties by reference to Schedule A).

(b) H&S may cause any third-party service provider to which amounts are payable by or for the account of Beam in connection with the Services to issue a separate invoice to Beam for such amounts. Beam shall pay or cause to be paid any such separate third-party invoice in accordance with the payment terms thereof. Any third-party invoices that aggregate Services for the benefit of the Beam Parties, on the one hand, with services not for the benefit of the Beam Parties, on the other hand (each, a “Commingled Invoice”), shall be separated by H&S. H&S shall prepare a statement indicating that portion of the invoiced amount of such Commingled Invoice that is attributable to Services rendered for the benefit of the Beam Parties (the “Commingled Invoice Statement”). As promptly as practicable after the preparation thereof, H&S shall deliver such Commingled Invoice Statement and a copy of the Commingled Invoice to Beam. H&S shall not be required to use its own funds for payments to any third-party service provider providing any of the Services or to satisfy any payment obligation of any Beam Party to any third-party service provider; provided, however, that in the event H&S does use its own funds for any such payments to any third-party service provider, Beam shall reimburse H&S for such payments as invoiced by H&S within thirty (30) days following the date of delivery of such invoice from H&S.

SECTION 3.3 Invoice Disputes. In the event that Beam in good faith disputes an invoice submitted by H&S, Beam may withhold payment of any amount subject to the dispute; provided, however, that (a) Beam will continue to pay all undisputed amounts in accordance with the terms hereof and (b) Beam will notify H&S, in writing, of any disputed amounts and the reason for any dispute by the due date for payment of the invoice containing any disputed amounts. In the event of a dispute regarding the amount of any invoice, or portion thereof, the parties hereto will use all reasonable efforts to resolve such dispute within thirty (30) days after Beam delivers written notification of such dispute to H&S. Each party hereto will provide full supporting documentation concerning any disputed amount or invoice within thirty (30) days after Beam delivers written notification of the dispute. Unpaid fees that are under good faith dispute will not be considered a basis for default hereunder. To the extent that a dispute regarding the amount of any invoice cannot be resolved pursuant to this Section 3.3, the dispute resolution procedures set forth in Section 7.1 shall apply.

SECTION 3.4 Time of Payment.

(a) Subject to Section 3.4(b), Beam shall pay the Invoiced Amount to H&S in United States dollars by wire transfer of immediately available funds to an account specified by H&S in the relevant invoice, or in such other manner as specified by H&S in writing, within thirty (30) days after the date of delivery to Beam of the applicable statement of account; provided, however, that in the event that Beam, in good faith and upon reasonable grounds disputes any invoiced item in accordance with Section 3.3, payment of such item may be made after resolution of such dispute.

(b) Unless H&S and Beam otherwise agree in writing, where Services are provided to a Beam Party outside of the United States by a Person located in the same country, amounts shall be billed and paid in the local currency of the entity providing the Services. Unless H&S and Beam otherwise agree in writing, if payments are to be made between legal entities not within the same country, such amounts shall be billed and paid in United States dollars. To the extent necessary, local currency conversion shall be based on H&S’s internal exchange rate for the then-current month.

(c) In the event that Beam does not make any payment required under the provisions of this Agreement to H&S when due in accordance with the terms hereof, H&S shall, at its option, charge Beam interest on the unpaid amount at the prime rate charged by JPMorgan Chase Bank, N.A. (or its successor). In addition, Beam shall reimburse H&S for all costs of collection of overdue amounts, including any reimbursement required under Section 3.2(b) and any reasonable attorneys’ fees.

(d) Beam shall, within thirty (30) days after the date of delivery to Beam of any Commingled Invoice Statement, pay or cause to be paid the amount set forth on such

Commingled Invoice Statement to the third-party service provider and shall concurrently deliver evidence of such payment to H&S. Beam acknowledges and agrees that it shall be responsible for any interest or other amounts in respect of any portion of any Commingled Invoice that Beam is required to pay pursuant to any Commingled Invoice Statement.

SECTION 3.5 Taxes. Any amounts payable under this Agreement are exclusive of any goods and services taxes, value added taxes, sales taxes or similar taxes (collectively, “Sales Taxes”) now or hereinafter imposed on the performance or delivery of Services, and an amount equal to such Sales Taxes so chargeable shall, subject to receipt of a valid receipt or invoice as required below in this Section 3.5, be paid by Beam to H&S in addition to the amounts otherwise payable under this Agreement. In each case where an amount in respect of Sales Tax is payable by Beam in respect of a Service provided by any H&S Party, H&S shall furnish in a timely manner a valid Sales Tax receipt or invoice to Beam in the form and manner required by applicable law to allow Beam to recover such Sales Tax to the extent allowable under such law. The parties hereto agree to use commercially reasonable efforts to cooperate to minimize any Sales Tax payable with respect to the Services.

ARTICLE IV

TERM AND TERMINATION

SECTION 4.1 Term. The performance of the Services under this Agreement shall commence on the Distribution Date and shall continue with respect to each Service until the relevant date set forth on Schedule A with respect to such Service (each, a “Service Period”), unless such period is earlier terminated in accordance with the terms hereof.

SECTION 4.2 Termination by Beam.

(a) Beam will have no obligation to continue to use any of the Services and, except as otherwise specified on Schedule A, Beam may terminate any Service by giving H&S at least thirty (30) days’ prior written notice of Beam’s desire to terminate such Service. To the extent possible, Beam will give such notice at the beginning of a month to terminate the Service as of the beginning of the next month to avoid the need to prorate any monthly payment charges. As soon as reasonably practicable following receipt of any such notice, H&S will advise Beam in writing as to whether termination of such Service will (i) require the termination or partial termination of, or otherwise affect the provision of, any other Services or (ii) result in any early termination costs (which will be limited to costs that H&S actually incurs). If either will be the case, Beam may withdraw its termination notice within five (5) Business Days after the receipt of such notice from H&S. If Beam does not withdraw the termination notice within such period, such termination will be final. Upon such termination, Beam’s obligation to pay for such Service(s) will terminate, and H&S will cease, or cause its Affiliates or third-party service providers to cease, providing the terminated Service(s); provided, however, that Beam shall reimburse H&S for the reasonable termination costs actually incurred by H&S resulting from Beam’s early termination of such Services, including those owed to third-party service providers. H&S shall use commercially reasonable efforts to mitigate such termination costs.

(b) Beam may terminate this Agreement as of the end of any month provided that (i) Beam has given H&S at least thirty (30) days prior written notice and (ii) Beam reimburses H&S for any reasonable out-of-pocket expenses or costs actually incurred by H&S due to such termination.

SECTION 4.3 Termination for Breach. Either party hereto shall have, in addition to any other rights and remedies such party may have, the right to terminate this Agreement on thirty (30) days’ prior written notice to the other party hereto, if such other party shall have materially breached or defaulted in the performance of any provision of this Agreement; provided, however, that if it is possible for such breach or default to be cured and the party receiving such notice of termination shall cure such breach or default within thirty (30) days after receipt of such notice, then this Agreement shall continue in full force and effect and provided further that such termination shall only apply to those Services in respect of which the defaulting party is in material breach and shall be without prejudice to the provision or receipt of all other Services, which shall remain in full force and effect notwithstanding such termination.

SECTION 4.4 Termination for Insolvency. Either party hereto shall have the right, notwithstanding any other provisions of this Agreement, and in addition to any other rights and remedies such party may have, to terminate this Agreement forthwith and at any time if: (a) the other party hereto becomes insolvent; (b) the other party hereto files a petition in bankruptcy or insolvency; (c) the other party hereto is adjudicated bankrupt or insolvent; (d) the other party hereto files any petition or answer seeking reorganization, readjustment or arrangement of such other party’s business under any law relating to bankruptcy or insolvency; (e) a receiver, trustee or liquidator is appointed for any of the property of the other party hereto and within sixty (60) days thereof such other party fails to secure a dismissal thereof; (f) the other party hereto makes any assignment for the benefit of creditors; or (g) there is a government expropriation of any material portion of the assets of the other party hereto.

SECTION 4.5 Effect of Termination.

(a) In any event, no termination, cancelation or expiration of this Agreement shall prejudice the right of either party hereto to recover any payment due at the time of termination, cancelation or expiration (or any payment accruing as a result thereof), nor shall it prejudice any cause of action or claim of either party hereto accrued or to accrue by reason of any breach or default by the other party hereto.

(b) Survival. Notwithstanding anything to the contrary contained herein, this Section 4.5(b), Section 5.2, Article III, Article VI and Article VII of this Agreement shall survive the termination of this Agreement.

ARTICLE V

INTELLECTUAL PROPERTY, COOPERATION AND CONFIDENTIALITY

SECTION 5.1 Cooperation; Access.

(a) Beam shall, and shall cause each of the Beam Parties to, permit H&S and its employees and representatives access, on Business Days during hours that constitute regular business hours for Beam and upon reasonable prior request, to the premises of the Beam Parties and such data, books, records and personnel designated by Beam and the Beam Parties as involved in receiving or overseeing the Services as H&S may reasonably request for the purposes of providing the Services. H&S shall provide Beam, upon reasonable prior written notice, such documentation relating to the provision of the Services as Beam may reasonably request for the purposes of confirming any Invoiced Amount or other amount payable pursuant to any Commingled Invoice Statement or otherwise pursuant to this Agreement. Any documentation so provided to H&S pursuant to this Section 5.1(a) shall be subject to the confidentiality obligations set forth in Section 5.2.

(b) H&S shall provide the Beam Parties with such advice, assistance and information in connection with the performance of the Services as Beam may from time to time reasonably require. H&S and Beam shall also liaise as appropriate to ensure that the Services are carried out in accordance with the provisions of Schedule A hereto, and where reasonably, practicable H&S shall comply with any instructions that Beam shall reasonably issue from time to time concerning the manner in which the Services shall be provided to the Beam Parties.

(c) Beam and H&S shall each use reasonable best efforts to keep each other informed of any special requirements applicable to the carrying out of the Services. To the extent reasonably necessary and appropriate H&S shall promptly take steps where reasonably practicable to comply with such special requirements. In the event that these steps shall result in any increase or reduction in the actual cost to H&S of providing the relevant Services then the fees payable pursuant to Section 3.1 shall be increased or reduced accordingly.

SECTION 5.2 Confidentiality. Each party hereto agrees that it shall treat in confidence all documents, materials and other information that it shall have obtained regarding the other party during the course of the performance of this Agreement and the transactions contemplated by this Agreement that the receiving party should reasonably recognize as being of a confidential nature (“Confidential Information”). Confidential Information shall not be communicated to any third party (other than to the parties’ respective counsel, accountants, financial advisors, consultants or lenders or employees who need to know such Confidential Information). No Person shall use any Confidential Information in any manner whatsoever except solely for the purpose of carrying out the transactions contemplated by this Agreement or as otherwise contemplated by this Agreement. The obligation of each party to treat Confidential Information in confidence shall not apply to any information that (a) is on the date hereof in such party’s possession; provided that such information is not known to such party to be subject to another confidentiality agreement with, or other obligation of secrecy to, the other party or any third party and such information may be disclosed pursuant to the Separation and Distribution Agreement; (b) is on the date hereof or hereafter becomes available to the public other than as a result of a disclosure, directly or indirectly, by such party or its agents; (c) is on the date hereof or hereafter becomes available to such party on a non-confidential basis from a source other than the other party or any of the other party’s agents; provided that (i) such source is not known by the receiving party to be subject to a confidentiality agreement with, or other obligation of secrecy to, the disclosing party or any third party and (ii) such information may be disclosed pursuant to the Separation and Distribution Agreement or (d) can be shown by such party to have been independently developed by such party and such information may be disclosed pursuant to the Separation and Distribution Agreement. The foregoing confidentiality and nondisclosure obligations shall not apply to the extent any such Confidential Information is required to be disclosed by applicable law; provided that, in such event, the party required to disclose such information provides the other party with prompt advance notice of such required disclosure so that such other party shall have the opportunity, if it so desires, to seek a protective order or other appropriate remedy.

SECTION 5.3 Intellectual Property. Beam grants to the H&S Parties a limited, non-exclusive, fully paid-up, nontransferable, revocable license, without the right to sublicense, for the term of this Agreement to use all intellectual property owned by or, to the extent permitted by the applicable license, licensed to Beam solely to the extent necessary for the H&S Parties to perform the Services.

ARTICLE VI

LIMITATION OF LIABILITY, INDEMNIFICATION AND REMEDIES

SECTION 6.1 No Warranty; Exclusive Remedy.

(a) H&S and Beam both acknowledge and agree that H&S has agreed to provide or cause to be provided the Services hereunder as an accommodation to Beam. NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED (INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION), ARE MADE BY ANY OF THE H&S PARTIES WITH RESPECT TO THE PROVISION OF SERVICES UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED.

(b) Other than in the event of fraud, willful misconduct, bad faith or gross negligence on the part of any H&S Party for which Beam shall have a right to seek indemnity hereunder (and without limiting the indemnification rights under Section 6.3(b)), the sole and exclusive remedy of any Beam Party with respect to any and all Losses caused by or arising from the performance or non-performance of any Service by H&S (either directly or indirectly) will be the termination of this Agreement in accordance with Section 4.2; provided, however, that, if capable of being performed or re-performed and if requested by Beam, H&S agrees to perform or re-perform, as applicable, or will cause one or more of its Affiliates or third-party service providers to perform or re-perform, as applicable, any Service that does not comply with the requirements and level of service set forth on Schedule A and in Section 2.3.

SECTION 6.2 Limitation of Liability.

(a) EXCEPT AS PROVIDED IN SECTION 6.2(b), NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL ANY H&S PARTY OR ANY BEAM PARTY BE LIABLE UNDER ANY CIRCUMSTANCES OR LEGAL THEORY FOR LOSSES RELATED TO INCONVENIENCE, DOWNTIME, INTEREST, COST OF CAPITAL, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOSS OF USE, TIME, DATA OR GOOD WILL, OR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, COLLATERAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER SUCH LOSSES ARE FORESEEABLE; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY LOSSES RELATED TO

INCONVENIENCE, DOWNTIME, INTEREST, COST OF CAPITAL, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOSS OF USE, TIME, DATA OR GOODWILL, OR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, COLLATERAL OR CONSEQUENTIAL DAMAGES TO A PERSON WHO IS NOT AN H&S PARTY OR A BEAM PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, SUCH LOSSES WILL CONSTITUTE DIRECT LOSSES NOT SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 6.2(a).

(b) The limitations set forth in Section 6.2(a) shall not apply to Losses that arise as the result of fraud, willful misconduct, bad faith or gross negligence of H&S, Beam or anyone performing Services pursuant to this Agreement.

SECTION 6.3 Indemnification. Notwithstanding anything to the contrary contained in this Agreement and without limiting the indemnification rights of the parties hereto set forth in the Separation and Distribution Agreement:

(a) except insofar as the claim, demand, suit or recovery relates to fraud, willful misconduct, bad faith or gross negligence of any H&S Party, Beam will, and will cause its Affiliates to, indemnify and hold harmless the H&S Parties and their respective employees, officers, directors and agents (collectively, the “H&S Indemnified Parties”) from and against any Losses (including reasonable expenses of investigation and attorneys’ fees incurred or suffered by the H&S Indemnified Parties) arising out of any claim made against any H&S Party by a third party to the extent caused by or resulting from any of the Services rendered pursuant to the terms of this Agreement; provided, however, that the foregoing will not limit the indemnification obligations of H&S under Section 6.3(b); and

(b) except insofar as the claim, demand, suit or recovery relates to fraud, willful misconduct, bad faith or gross negligence of any Beam Party, H&S will, and will cause its Affiliates to, indemnify and hold harmless the Beam Parties and their respective employees, officers, directors and agents (collectively, the “Beam Indemnified Parties”) from and against any Losses (including reasonable expenses of investigation and attorneys’ fees incurred or suffered by the Beam Indemnified Parties) arising out of the performance of any Service by a third-party service provider on behalf of H&S, but only to the extent H&S is indemnified or otherwise compensated by such third-party service provider for any breach of its obligations to H&S with respect to the provision of such Service and, in such event, only on a pro rata basis taking into account all H&S Parties similarly affected.

SECTION 6.4 Remedies. The parties hereto agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to equitable relief to prevent or remedy breaches of this Agreement, without proof of actual damages and without the necessity of posting a bond, including in the form of an injunction or injunctions or orders for specific performance in respect of such breaches.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Dispute Resolution. Executive officers of each of H&S and Beam will meet as expeditiously as possible to resolve any dispute directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement, and any dispute that is not so resolved within thirty (30) days shall be resolved in accordance with the provisions of Section 12.2 of the Separation and Distribution Agreement, which shall apply mutatis mutandis to this Agreement.

SECTION 7.2 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of the other party hereto, which consent may be withheld in such other party’s sole and absolute discretion and any assignment or attempted assignment in violation of the foregoing will be null and void; provided, however, that H&S may delegate its duties hereunder to such Affiliates or third-party service providers as may be qualified to provide the Services and provided further that H&S has provided at least forty-five (45) days’ advance written notice to Beam prior to any such delegation of any duties hereunder, and in the event Beam reasonably objects to any such delegation, H&S will reasonably assist in the process of transitioning such service to Beam or Beam’s designee prior to, and in lieu of, any such delegation.

SECTION 7.3 Relationship of the Parties. The parties hereto are independent contractors, and neither party hereto is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a party hereto be deemed to be employees of the other party hereto for any purpose. Neither party hereto shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner or joint venturer of the other by reason of this Agreement.

SECTION 7.4 Third-Party Beneficiaries. Except for Section 6.3, this Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein express or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

SECTION 7.5 Force Majeure. Neither party hereto shall be in default of this Agreement by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder (other than the payment of money) if such delay or failure is caused by acts of God, acts of civil or military authority, embargoes, acts of terrorism, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment or other events that arise from circumstances beyond the reasonable control of such party. In the event of any such excused delay, the rime for performance shall be extended for a period equal to the time lost by reason of the delay.

SECTION 7.6 Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions of Article XII of the Separation and Distribution Agreement other than the provisions thereof relating to assignability, third-party beneficiaries, force majeure and termination shall apply mutatis mutandis to this Agreement.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FORTUNE BRANDS, INC.

By:
Name:
Title:

FORTUNE BRANDS HOME & SECURITY, INC.

By:
Name:
Title:

Transition Services Agreement

H&S to Fortune Brands